UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 8, 2024
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange
6.500% Notes due August 15, 2062	FPRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2024, the Board of Directors of Ford Motor Company (the “Company”) approved the appointment of John Lawler as Vice Chair of the Company, effective June 3, 2024. Mr. Lawler, 57, will retain his position as Chief Financial Officer of the Company, a position he has held since October 2020. Prior to his appointment as Chief Financial Officer, Mr. Lawler served as Vice President, Mobility Partnerships, and Chief Executive Officer of Ford Autonomous Vehicles, each beginning in December 2019. In 2018-19, he served as Vice President, Strategy, where he led Corporate Strategy, Business Development and Global Data Insights and Analytics. Mr. Lawler served as Vice President and Corporate Controller and CFO, Global Markets from 2016 to 2018. Prior to that he served as President of Ford China for nearly four years when the Company achieved record in-country performance, and Controller and CFO for Asia Pacific and Africa.

Also on May 8, 2024, the Board of Directors of the Company appointed Sherry House as Vice President of Finance, effective June 3, 2024. Ms. House will have primary responsibility for Financial Planning and Analysis. Ms. House, 52, most recently served as the Chief Financial Officer of Lucid Motors from May 2021 until December 2023. Prior to that, she held various positions at Waymo, serving as Director of Corporate Development from January 2019 until June 2020 and as the Treasurer and Head of Investor Relations from July 2020 until April 2021.

The Board of Directors of the Company expects that Ms. House will be appointed Chief Financial Officer of the Company after a period of transition working with Mr. Lawler. Mr. Lawler will continue solely as Vice Chair after the transition.

In connection with his appointment as Vice Chair of the Company, the Compensation, Talent and Culture Committee of the Company’s Board of Directors (the “Committee”) took the following compensation actions with respect to Mr. Lawler:
•Approved an increase in his annual bonus target to 150% of his unchanged base salary of $1,242,077;
•Approved an increase in his annual stock award target from $4,000,000 to $6,500,000;
•Approved an increase in his Defined Benefit Supplemental Executive Retirement Plan Contribution from 0.8% to 0.9%; and
•Authorized Mr. Lawler to use Company aircraft, subject to the Company’s policies for personal use.

In connection with her appointment as Vice President of Finance, the Committee took the following compensation actions with respect to Ms. House:
•Approved a base salary of $900,000 (pro-rated for the portion of the year Ms. House is employed by the Company);
•Approved an annual bonus target of 125% of her base salary;
•Approved an annual stock award target of $5,000,000, to be paid pursuant to the Company’s 2023 Long Term Incentive Plan. The award will be paid 40% in restricted stock units and 60% in performance stock units with the same terms and conditions as awards made to other officers of the Company as described in the Company’s 2024 Proxy Statement, which was filed with the Securities and Exchange Commission on March 29, 2024; and
•Approved a sign-on bonus of $4,250,000 that will be paid $1,250,000 in cash and $3,000,000 in restricted stock units under the Company’s 2023 Long Term Incentive Plan, with $1,500,000 of such restricted stock units vesting immediately and the remainder vesting on the first anniversary of the grant date.

Ms. House will also be entitled to standard relocation expenses under the Company’s relocation policy for new hires.

The Company’s news release dated May 10, 2024 is attached to this Report as Exhibit 99 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99	News release dated May 10, 2024	Filed with this Report

Exhibit 104	Cover Page Interactive Data File	**
(formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: May 10, 2024	By:	/s/ David J. Witten
David J. Witten
Assistant Secretary

* Any reference in the attached exhibit(s) to our corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.
** Submitted electronically with this Report in accordance with the provisions of Regulation S-T.